Filed Pursuant to Rule 424(b)(4)

Registration No. 333-262445

Reliance Global Group, Inc.

1,166,667 Shares of Common Stock Underlying Series B Warrants for Resale by Selling Securityholders

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This prospectus covers the sale of an aggregate of 1,166,667 shares (the “shares”) of our common stock, $0.086 par value per share (the “common stock”) by the selling securityholders identified in this prospectus (together with any of the holder’s transferees, pledgees, donees or successors, the “Selling Securityholders”), consisting of up to 1,166,667 shares of common stock that are issuable upon the exercise of our Series B Warrants (the “Common Warrants”). The Common Warrants were purchased by the Selling Securityholders in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Securities Purchase Agreement dated December 22, 2021 (the “Purchase Agreement”). Each Common Warrant entitles the holder to purchase one share of common stock at a recently reset exercise price of $2.50 per share. We are registering the resale of the shares of common stock covered by this prospectus as required by a Registration Rights Agreement we entered into with the Selling Securityholders pursuant to the terms of the Purchase Agreement. For purposes of this prospectus, we have assumed exercise prices under the Common Warrants of $2.50 per share of common stock.

The Company will not receive any proceeds from the sale by the Selling Securityholders of the shares, however, we will receive proceeds from the exercise of the Common Warrants if they are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We are paying the cost of registering the shares covered by this prospectus as well as various related expenses, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the shares.

Sales of the shares by the Selling Securityholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Securityholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders, the purchasers of the shares, or both. If required, the number of shares to be sold, the public offering price of those shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement. Because all of the shares offered under this prospectus are being offered by the Selling Securityholders, we cannot currently determine the price or prices at which the shares may be sold under this prospectus.

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “RELI”. On September 1, 2023 the last reported sale price per share of our common stock on the Nasdaq Capital Market was $3.01. You are urged to obtain current market quotations for our common stock.

Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2023.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling securityholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not and the selling securityholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information in this prospectus, including “Risk Factors” and the financial statements and related notes. Unless the context requires otherwise, references to “Company,” “we,” “us” or “our” refer to Reliance Global Group, Inc., a Florida corporation and its subsidiaries.

Business Overview

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) was incorporated in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party (“Reliance Holdings”), purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate as a company managing assets in the insurance markets, as well as other related sectors. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies. We are led and advised by a management team that offers over 100 years of combined business expertise in insurance, real estate and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

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As part of our growth and acquisition strategy, we are currently in negotiations with several non-affiliated parties and expect to complete a number of material insurance asset transactions throughout the course of 2023 and beyond. As of June 30, 2023, we have acquired nine insurance agencies, including both affiliated and unaffiliated companies. During 2022, the Company acquired multiple insurance entities, most notably, Barra & Associates, LLC., an unaffiliated full-service insurance agency, which we rebranded to RELI Exchange and expanded its footprint nationally.

The Company also developed and launched 5MinuteInsure.com (“5MI”), a proprietary direct to consumer InsurTech platform which went live during the summer of 2021. 5MI is a business to consumer website which enables consumers to compare and purchase car and home insurance in a time efficient and effective manner. The platform is currently live in 46 states and offers coverage with up to 30 insurance carriers.

Over the next 12 months, we plan to expand and grow our footprint and market share both through organic growth, and by expansion through additional acquisitions in various insurance markets.

Our competitive advantage includes the ability to:

●	Scale to compete at a national level.
●	Capitalize on the consumer shift to ‘online’ with the personal touch of an agent, as the only InsurTech company with this combination.
●	Leverage proprietary agency software and automation to compare carrier prices, for competitive renewal pricing.
●	Employ an empowered and scalable insurance agency model.
●	Leverage technology that facilitates comparing carriers for the best prices.

The RELI Exchange B2B InsurTech platform and partner network for insurance agents and agencies also:

●	Boast being the only white label insurance brokerage agency – New agents can have a multi-million dollar agency look on day 1, with a full suite of back office support (licensing, compliance, etc).
●	Combines the low barriers to entry of an agency network, with state-of-the-art tech.
●	Builds on the artificial intelligence and data mining backbone of 5MinuteInsure.com
●	Is designed to provide instant and competitive insurance quotes from more than thirty insurance carriers nationwide.
●	Reduces back-office burden and expenses by eliminating paperwork.
●	Provides agents more time to focus on selling policies.

In addition, we have a vast mentorship program behind the scenes, to keep sales teams active. Once people are registered, we enroll them in our mentorship program, and coach them to bring new business.

RELI Exchange is a complete, private label system where agents have more flexibility in how they choose to brand themselves, compared to competitor platforms that require agents to work under the platform’s brand name. In effect, agents have a greater sense of ownership on our platform, and the feeling that comes with a well-financed agency.

Our best-in-class product offerings include the following:

1)	An agency partner contract

2)	An agent / pro contract

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Our value proposition is that we’re giving people a complete, white label business. Agents have a fast and easy website presence, get contracts with carriers they wouldn’t normally access, and they can get paid for referrals.

Risks Relating to Our Business

We have been expanding our business by acquiring wholesale and retail insurance agencies in select markets in the U.S. In addition, we operate the RELI Exchange and 5MinuteInsure.com, proprietary internet based platforms we developed as business to business or business to consumer portals enabling agents and consumers to compare quotes from multiple carriers and sell and purchase their auto, home and life insurance coverage in a time efficient and effective manner. Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the risks discussed in detail in the section entitled “Risk Factors” including but not limited to:

●	We may experience significant fluctuations in our quarterly and annual results.

●	We have limited resources and there is significant competition for business combination opportunities. Therefore, we may not be able to acquire other assets or businesses.

●	We may be unable to obtain additional financing, if required, to complete an acquisition, or for our operations and growth of existing and target business, which could compel us to restructure a potential business transaction or abandon a particular business combination.

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●	Our cash and cash equivalents that we use to meet our working capital and operating expense needs are held in deposit accounts that could be adversely affected if the financial institution holding such funds fail.

●	Our inability to retain or hire qualified employees, as well as the loss of any of our executive officers, could negatively impact our ability to retain existing business and generate new business.

●	Our growth strategy depends, in part, on the acquisition of other insurance intermediaries, which may not be available on acceptable terms in the future or which, if consummated, may not be advantageous to us.

●	A cybersecurity attack, or any other interruption in information technology and/or data security and/or outsourcing relationships, could adversely affect our business, financial condition and reputation.

●	Rapid technological change may require additional resources and time to adequately respond to dynamics, which may adversely affect our business and operating results.

●	Changes in data privacy and protection laws and regulations, or any failure to comply with such laws and regulations, could adversely affect our business and financial results.

●	Because our insurance business is highly concentrated in certain states, adverse economic conditions, natural disasters, or regulatory changes in these states could adversely affect our financial condition.

●	If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected.

●	Certain of our agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities.

●	We may experience increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets.

●	Risks related to our lack of knowledge in distant geographic markets.

●	We compete in a highly regulated industry, which may result in increased expenses or restrictions on our operations.

●	We are subject to a variety of federal, state and international laws and other obligations regarding data protection.

●	Changes in tax laws could materially affect our financial condition, results of operations and cash flows.

●	Expectations of our company relating to environmental, social and governance factors may impose additional costs and expose us to new risks.

Corporate Information

We were formed under the name Ethos Media Network, Inc. in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in our company. Ethos Media Network, Inc. changed its name to Reliance Global Group, Inc. on October 18, 2018. Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701. Our website is located at www.relianceglobalgroup.com and our telephone number is (732) 380-4600. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus.

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THE OFFERING

We are registering for resale by the selling securityholders named herein the 1,166,667 shares as described below:

Common stock to be issued upon exercise of Common Warrants	1,166,667 shares of our common stock issuable upon exercise of the Common Warrants.

Offering price	The selling securityholders may sell all or a portion of its shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Common stock outstanding prior to exercise of Common Warrants	2,126,348 shares of common stock (1)

Common stock to be outstanding assuming exercise of the Common Warrants	3,293,015 shares of common stock.

Terms of the Common Warrants	Common Warrants. Each Common Warrant is exercisable for one share of common stock at an assumed exercise price of $2.50 per share and will expire five years from the issue date. In the event that there is no effective registration statement registering the shares underlying the Common Warrants, then, under certain circumstances, the Common Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Common Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying warrants) to exercise the Common Warrants without the payment of any cash.

Use of proceeds	We expect to receive approximately $2,916,667.50 in gross proceeds assuming the cash exercise of all of 1,166,667 shares of common stock underlying the Common Warrants being registered hereby by the selling securityholders at an assumed exercise price of $2.50 per share of common stock. However, in the event the Common Warrants may be exercised on a cashless basis, we would not expect to receive any gross proceeds from the cash exercise of those warrants. We intend to use any net proceeds from the cash exercise of these warrants for working capital, non-secured debt payments and general corporate purposes.

Risk factors	Investing in our securities involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus and any free writing prospectus that we authorize for use.

Dividend policy	We have never paid dividends on our common stock and do not anticipate paying any dividends for the foreseeable future.

Market symbol and trading	Our common stock is listed on the Nasdaq Capital Market under the symbol “RELI.”

(1)	The number of shares of common stock expected to be outstanding after this offering is based on 2,126,348 shares of common stock outstanding as of September 5, 2023 and excludes:

●	3,184,793 shares of common stock issuable upon the exercise of warrants outstanding as of September 5, 2023, with a weighted average exercise price of $6.24 per share; and

●	10,928 shares of common stock issuable upon the exercise of options outstanding as of September 5, 2023, with a weighted average exercise price of $232.78 per share.

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RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” and “Risk Factors” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements.

You should read this prospectus, including the section titled “Risk Factors,” completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of its delivery or any sale of our common stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

USE OF PROCEEDS

We are registering 1,166,667 shares of common stock issuable to the selling security holders upon the exercise of our Series B Warrants (the “Common Warrants”)

We expect to receive approximately $2,916,667.50 in gross proceeds assuming the cash exercise of all of 1,166,667 shares of common stock underlying the Common Warrants being registered hereby by the selling securityholders at an assumed exercise price of $2.50 per share of common stock. However, in the event the Common Warrants may be exercised on a cashless basis, we would not expect to receive any gross proceeds from the cash exercise of those warrants. We intend to use any net proceeds from the cash exercise of these warrants for working capital, non-secured debt payments and general corporate purposes.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

SELLING SECURITYHOLDERS

The shares of common stock being offered by the selling securityholders are those previously issued to the selling securityholders and those issuable to the selling securityholders upon exercise of the Common Warrants. We are registering the shares of common stock in order to permit the selling securityholders to offer the shares for resale from time to time. Except (i) for the ownership of the Common Warrants issued pursuant to the Securities Purchase Agreement and (ii) with respect to Armistice Capital Master Fund Ltd. (“Master Fund”) only, the transactions encompassed by the securities purchase agreement entered into by Master Fund and the Company on March 13, 2023 (the “SPA-2023”), pursuant to which the Company issued to Master Fund (a) an aggregate of 155,038 shares of common stock, (b) prefunded warrants that are exercisable into 897,594 shares of common stock, and (c) common warrants to initially acquire up to 2,105,264 shares of common stock, the selling securityholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by the selling securityholders, based on their respective ownership of shares of common stock and warrants, as of September 5, 2023, assuming exercise of the warrants held by each such selling securityholder on that date but taking account of any limitations on exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling securityholders and does not take in account any limitations on exercise of the warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Common Warrants, this prospectus generally covers the resale of the maximum number of shares of common stock issuable pursuant to the Warrants, determined as if the outstanding warrants were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling securityholders pursuant to this prospectus.

Registrable Securities means the maximum number of Series B Warrant Shares issuable upon exercise of the Series B Warrants (assuming for purposes hereof that any such exercise shall not take into account any limitations on the exercise of the Series B Warrants set forth in the Series B Warrants), all subject to adjustment as provided in Section 2(d) and/or Section 2(f).

Under the terms of the warrants and the preferred stock, as applicable, a selling securityholder may not exercise the warrants to the extent (but only to the extent) such selling securityholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed the applicable ownership percentage limitation (either 4.99% or 9.99%, which we refer to herein as the “blocker”) of the outstanding shares of the Company set forth in the Series B Warrants. The number of shares in the second column reflects these limitations. The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling securityholder	Number of Shares of Common Stock Owned Prior to Offering(4)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(3)	Number of Shares of Common Stock of Owned After Offering
Armistice Capital Master Fund Ltd.(1)	155,038	866,667	-

Hudson Bay Master Fund Ltd.(2)	212,422	300,000	-

(1) The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands corporation, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund. Steven Boyd, CIO of Armistice, has voting control and investment discretion over the securities held by Armistice Capital, as the investment manager of the Armistice Master Fund. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. As of the date of this filing, Master Fund currently holds (i) the Series B Warrants, subject to a 4.99% blocker, exercisable into 866,667 shares of our common stock, (ii) an aggregate of 155,038 shares of common stock of the Company’s common stock issued pursuant to the SPA-2023, (iii) prefunded warrants issued pursuant to the SPA-2023 that are exercisable into 897,594 shares of Common Stock, and (iv) common warrants issued pursuant to the SPA-2023 to initially acquire up to 2,105,264 shares of Common Stock. As a result of the 4.99% blocker, Master Fund beneficially owns 155,038 shares of our common stock. Without giving effect to the 4.99% blocker, in addition to the 155,038 shares of our common stock held directly by Master Fund Master Fund would have the right to acquire an additional 866,667 shares of our common stock issuable upon exercise of the Series B Warrants, 897,594 shares of our common stock issuable upon exercise of the prefunded warrants issued pursuant to the SPA-2023, and 2,105,264 shares of our common stock issuable upon exercise of the common warrants issued pursuant to the SPA-2023.

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(2) The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, Greenwich, CT 06830. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. As of the date of this filing, Hudson Bay Master Fund currently holds the Series B Warrants, subject to a 9.99% blocker, exercisable into 300,000 shares of our common stock. As a result of the 9.99% blocker, Hudson Bay Master Fund, Ltd. beneficially owns 212,422 shares of our common stock. Without giving effect to the 9.99% blocker, Hudson Bay Master Fund, Ltd. would have the right to acquire an additional 300,000 shares of our common stock issuable upon exercise of the Series B Warrants.

(3) Pursuant to the terms of the registration rights agreement, we have agreed to register the sale of up to 1,166,667 shares of our common stock issuable, subject to blockers, upon exercise of the Series B Warrants (representing all of the shares of our common stock, subject to blockers, issuable as of the time of this filing upon exercise of the Series B Warrants).

(4) The calculations in this table are based upon 2,126,348 shares of our common stock of the Company issued and outstanding on September 5, 2023.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

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●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock will be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $29,541.27 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Preferred Stock

The Company has been authorized to issue 750,000,000 shares of $0.086 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into ten (10) shares of $0.086 par value common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation. As of December 31, 2021, all Series A Convertible Preferred Stock have been converted into shares of common stock and none remain issued and outstanding.

In January 2022, the Company issued 9,076 shares of its newly designated Series B convertible preferred stock through the Private Placement for the purpose of raising capital. The Series B convertible preferred stock have no voting rights and initially each share may be converted into 16 shares of the Company’s common stock. The holders of the Series B convertible preferred stock are not entitled to receive any dividends other than any dividends paid on account of the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari-passu with all holders of common stock. During August 2022, all 9,076 Series B Convertible Preferred Stock were converted by third parties into 147,939 shares of common stock. As of December 31, 2022 and 2021, all Series B Convertible Preferred Stock have been converted and none remain outstanding.

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Common Stock

The Company has been authorized to issue 133,333,333 shares of common stock, $0.086 par value. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

In January 2019, Reliance Global Holdings, LLC, a related party, converted 4,266 shares of Series A Convertible Preferred Stock into 42,663 shares of common stock.

In February 2019, Reliance Global Holdings, LLC, a related party, converted 247 shares of Series A Convertible Preferred Stock into 2,474 shares of common stock.

On May 2, 2019, the Company was to issue 2,213 shares of common stock to the members of Fortman Insurance Agency, LLC as a result of the FIS Acquisition (see Note 4). In September 2019, Reliance Global Holdings, LLC, a related party, converted 221 shares of Series A Convertible Preferred Stock into 2,213 shares of common stock which were immediately cancelled. The Company then issued 2,213 new shares of common stock to the members of Fortman Insurance Agency, LLC.

On July 22, 2019, the Company entered into a purchase agreement with The Referral Depot, LLC (TRD) to purchase a client referral software created exclusively for the insurance industry. The total purchase price of the software is $250,000 cash and 1,555 restricted common shares of the Company. Per the agreement the Company paid an initial payment of $50,000 at closing and the remaining $200,000 will be paid with forty-eight equal monthly payments commencing on the first anniversary of the effective date, or July 22, 2020. As of December 31, 2019, no shares related to this acquisition have been issued. The Company has recorded 1,555 shares as common stock issuable as of December 31, 2019.

In September 2019, Reliance Global Holdings, LLC transferred its ownership in SWMT and FIS to the Company in exchange for 11,541 shares of restricted common stock.

In September 2019, the Company issued 9,256 shares of common stock to the former sole shareholder of Altruis Benefits Consulting, Inc. as a result of the ABC Acquisition.

In February 2020, the Company issued 3,111 shares of common stock to a third-party individual for the purpose of raising capital to fund the Company’s investment in NSURE, Inc. The Company received proceeds of $1,000,000 for the issuance of these common shares.

In August 2020, the Company issued 540 shares to an employee according to an employment agreement.

In August 2020, the Company issued 1,196 shares of common stock according to an asset purchase agreement for the acquisition of UIS Agency, LLC for proceeds of $200,000.

In September 2020, the Company issued 1,458 shares according to an earnout agreement regarding the acquisition of SWMT.

In September 2020, the Company issued 2,074 shares of stock according to a stock purchase agreement and received proceeds of $200,000, subject to certain true-up provisions.

On January 21, 2021 pursuant to authority granted by the Board of Directors of the Company, the Company implemented a 1-for-85.71 reverse split of the Company’s issued and outstanding common stock simultaneously with its up listing to the Nasdaq Capital Market (the “Reverse Split-2021”). The number of authorized shares remains unchanged. All share and per share information has been retroactively adjusted to reflect the Reverse Split-2021 for all periods presented, unless otherwise indicated.

In February 2021, the Company issued 1,556 shares of common stock pursuant to software purchase, valued at $340,000.

In February 2021, the Company issued 138,000 shares of common stock through a stock offering for the purpose of raising capital. The Company received gross proceeds of $12,420,000 for the issuance of these common shares.

In February 2021, Reliance Global Holdings, LLC, a related party, converted $3,800,000 of outstanding debt into 42,222 shares of common stock. The conversion considered the fair market value of the stock on the day of conversion of $6.00 for total shares issued as a result of 42,222.

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In March 2021, the Company issued 1,000 shares of the Company’s common stock to a vendor for services valued at $91,050.

In May 2021, the Company issued 995 shares of common stock pursuant to the acquisition of the Kush Acquisition, valued at $50,000.

On January 4, 2022, the Company issued to two institutional buyers (i) warrants (the “Series B Warrants”) to purchase an aggregate of up to 651,997 shares of the Company’s common stock (which was increased to 1,333,333 shares in December of 2022 due to the triggering of certain anti-dilution provisions contained in the Series B Warrants), par value $0.086 per share (the “Common Stock”), at an initial exercise price of $61.35 per share, (ii) an aggregate of 178,060 shares of Common Stock (the “Common Shares”), and (iii) 9,076 shares (the “Preferred Shares”) of the Company’s newly-designated Series B convertible preferred stock, par value $0.086 per share (the “Series B Preferred”), with a stated value of $1,000 per share, initially convertible into an aggregate of 147,939 shares of Common Stock at a conversion price of $61.35 per share in a private placement (the “Private Placement”). The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants is approximately $20,000,000.

In January 2022, the Company issued 40,402 shares of common stock pursuant to the Medigap Acquisition.

In January 2022, upon agreement with Series A warrant holders, 25,000 warrants were exercised at a price of $99.00 into 25,000 shares of the Company’s common stock.

In March 2022, the Company issued 400 shares of the Company’s common stock due to the vesting of 400 stock awards pursuant to an employee agreement.

In May and June 2022, 218,462 Series C prepaid warrants were exchanged for 218,462 shares of the Company’s common stock.

In July 2022, 81,423 Series D prepaid warrants were exchanged for 81,423 shares of the Company’s common stock.

In December 2022, the Company issued 14,275 shares of the Company’s common stock due to the vesting of 14,275 stock awards pursuant to several employee agreements.

In December 2022, upon agreement with Series B warrant holders, 1,667 warrants were exercised at a price of $7.50 into 1,667 shares of the Company’s common stock with cash proceeds to the Company of $12,500.

In January 2023, the Company issued 109,358 shares of the Company’s common stock to settle two earn-out liabilities.

In March 2023, Yes Americana Group, LLC, a related party, converted $645,000 of outstanding debt into 66,743 shares of the Company’s common stock. The conversion considered the fair market value of the stock on the day of conversion of $9.67 for the total of 66,743 shares.

On March 13, 2023, the Company entered into a securities purchase agreement (the “SPA-2023”) with one institutional buyer for the purchase and sale of (i) an aggregate of 155,038 shares (the “Common Shares”) of the Company’s common stock, par value $0.086 per share (the “Common Stock”) along with accompanying common warrants (the “Common Units”), (ii) prefunded warrants (the “Prefunded Warrants” or “Series E Warrants”) that are exercisable into 897,594 shares of Common Stock (the “Prefunded Warrant Shares”) along with accompanying common warrants (the “Pre-Funded Units”), and (iii) common warrants (the “Common Warrants” or “Series F Warrants”) to initially acquire up to 2,105,264 shares of Common Stock (the “Common Warrant Shares”) (representing 200% of the Common Shares and Prefunded Warrant Shares) in a private placement offering (the “Private Placement-2023”). Additionally, the Company agreed to issue a warrant to the Placement Agent (defined below), to initially acquire 52,632 shares of common stock (the “PA Warrant”) and entered into a registration rights agreement with the buyer to register for resale the common shares underlying the Series E and F Warrants.

The aggregate purchase price for the Common Shares, Prefunded Warrants (Series E Warrants) and the Common Warrants (Series F Warrants) to be purchased by the Buyer shall be equal to (i) $3.80 for each Common Unit purchased by such Buyer, or (ii) $3.799 for each Prefunded Unit purchased by the Buyer, which Prefunded Warrants are exercisable into Prefunded Warrant Shares at the initial Exercise Price (as defined in the Prefunded Warrant) of $0.001 per Prefunded Warrant Share in accordance with the Prefunded Warrant.

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The Common Warrant (Series E) has an exercise price of $3.55 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Private Placement-2023. The Common Warrant will be exercisable six months following the date of issuance and will expire five and a half years from the date of issuance.

The PA Warrant has an exercise price of $3.91 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the SPA-2023. The PA Warrant will be exercisable six months following the date of issuance and will expire five years from the date of issuance.

During the second quarter of 2023, the Company issued 112,557 shares of the Company’s common stock in lieu of services provided.

In May 2023, the Company issued 352,260 shares of the Company’s common stock to settle an earn-out liability.

In May 2023, the Company issued 22,219 shares of the Company’s common stock pursuant to vested restricted stock awards earned by agents through an equity-based compensation program at one of the Company’s subsidiaries.

On July 14, 2023, the Company issued 73,264 shares of Common Stock to Hudson Bay Master Fund Ltd. pursuant to a cashless exercise of 165,000 of the Series B warrants.

Reverse Stock Split

On February 23, 2023, pursuant to authority granted by the Board of Directors of the Company, the Company implemented a 1-for-15 reverse split of the Company’s authorized and issued and outstanding common stock (the “Reverse Split-2023”). The par value remains unchanged. All share and per share information as well as common stock and additional paid-in capital have been retroactively adjusted to reflect the Reverse Split-2023 for all periods presented, unless otherwise indicated. The split resulted in a rounding addition of approximately 15,300 shares valued at par, totaling $1,300.

Stock Options

During the year ended December 31, 2019, the Company adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan (the “Plan”) under which various forms of equity awards can be granted to employees, directors, consultants, and service providers. Awards include but are not limited to, restricted stock, restricted stock units, performance shares and stock options. A total of 46,667 shares of common stock were reserved for issuance under the Plan, and as of December 31, 2022, 32,391 shares remain available for issuance. With regards to options, the Company issues new shares of common stock from the shares reserved under the Plan upon exercise of options.

The Plan is administered by the Board of Directors (the “Board”). The Board is authorized to select from among eligible employees, directors, and service providers those individuals to whom shares and options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Board is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any shares and options granted hereunder is within the discretion of the Board.

Stock Options:

The Plan provides that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Board in connection with its adoption of the Plan were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

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The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plan for the years ended December 31, 2022 and 2021 respectively:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2021	10,928	$232.78	2.61	$-
Granted	-	-	-	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2022	10,928	$232.78	1.61	-

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2020	15,594	$231.45	3.63	$-
Granted		-	-	-
Forfeited or expired	(4,667)	$218.56	2.68	-
Exercised	-	-	-	-
Outstanding at December 31, 2021	10,928	$232.78	2.61	-

The following is a summary of the Company’s non-vested stock options as of December 31, 2022 and 2021 respectively:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2021	3,587	$227.78	0.90
Granted	-	-	-
Vested	(3,315)	14.89	1.71
Forfeited or expired	-	-	-
Non-vested at December 31, 2022	271	$18.25	2.27

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2020	10,636	$200.85	2.53
Granted	-	-	-
Vested	(3,315)	206.40	0.82
Forfeited or expired	(3,734)	218.55	2.68
Non-vested at December 31, 2021	3,587	$227.78	0.90

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For the years ended December 31, 2022 and 2021, the Board did not approve any options to be issued pursuant to the Plan.

During the years ended December 31, 2022 and 2021, various employee terminations occurred resulting in option forfeitures of $0 and $70,004 respectively.

As of December 31, 2022, the Company determined that the options granted and outstanding had a total fair value of $2,421,960, which will be amortized in future periods through February 2024. During the year ended December 31, 2022, the Company recognized $178,579 of compensation expense relating to the stock options granted to employees, directors, and consultants. As of December 31, 2022, unrecognized compensation expense totaled $17,166 which will be recognized on a straight-line basis over the vesting period or requisite service period through February 2024.

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on December 31, 2022. The market value as of December 31, 2022 was $8.55 based on the closing bid price for December 31, 2022.

As of December 31, 2021, the Company determined that the options granted and outstanding had a total fair value of $2,421,960, which will be amortized in future periods through February 2024. During the year ended December 31, 2021, the Company recognized $576,160 of compensation expense relating to the stock options granted to employees, directors, and consultants. As of December 31, 2021, unrecognized compensation expense totaled $195,746 which will be recognized on a straight-line basis over the vesting period or requisite service period through February 2024.

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on December 31, 2021. The market value as of December 31, 2021 was $96.60 based on the closing bid price for December 31, 2021.

The Company estimated the fair value of each stock option on the grant date using a Black-Scholes option-pricing model. Black-Scholes option-pricing models require the Company to make predictive assumptions regarding future stock price volatility, recipient exercise behavior, and dividend yield. The Company estimated the future stock price volatility using the historical volatility over the expected term of the option. The expected term of the options was computed by taking the mid-point between the vesting date and expiration date. The following assumptions were used in the Black-Scholes option-pricing model, not accounting for the reverse splits:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Exercise price	$0.16 - $0.26	$0.16 - $0.26
Expected term	3.25 to 3.75 years	3.25 to 3.75 years
Risk-free interest rate	0.38% - 2.43%	0.38% - 2.43%
Estimated volatility	293.07% - 517.13%	293.07% - 517.13%
Expected dividend	-	-

Series A Warrants

In conjunction with the Company’s initial public offering, the Company issued 138,000 Series A Warrants which were classified as equity warrants because of provisions, pursuant to the warrant agreement, that permit the holder obtain a fixed number of shares for a fixed monetary amount. The warrants are standalone equity securities that are transferable without the Company’s consent or knowledge. The warrants were recorded at a value per the offering of $0.15. The warrants may be exercised at any point from the effective date until the 5-year anniversary of issuance and are not subject to standard antidilution provisions. After taking into account warrant exercises, there were 113,000 Series A warrants outstanding as of June 30, 2023 and December 31, 2022.

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Series B Warrants

The Series B Warrants are exercisable commencing on the date of issuance and expire five years from the date of issuance. Pursuant to the terms of the SPA, during the quarter ended June 30, 2023, the Series B Warrants’ effective exercise price reset to $2.50, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). If a registration statement registering the issuance of the shares of Common Stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the warrant. As of June 30, 2023, there remain 1,331,667 Series B Warrants outstanding.

For the three and six months ended June 30, 2023, net fair value gains and losses recognized for the Series B Warrants were a loss of $1,584,684 and a gain of $2,642,267, respectively. For the three and six months ended June 30, 2022, net fair value gains and losses recognized for the Series B Warrants were gains of $12,322,737 and $24,748,163, respectively, presented in the recognition and change in fair value of warrant liabilities account in the consolidated statements of operations. The Series B Warrant liability outstanding as of June 30, 2023 and December 31, 2022 was $3,741,984 and $6,384,250 respectively, presented in the warrant liability account on the consolidated balance sheets.

Series C and D Warrants

In January 2022, as a result of the Private Placement and the Medigap Acquisition, the Company received a deficiency notification from Nasdaq indicating violation of Listing Rule 5365(a). As part of its remediation plan, in March 2022, the Company entered into Exchange Agreements with the holders of common stock issued in January 2022. Pursuant to the Exchange Agreements, the Company issued 218,462 Series C prepaid warrants in exchange for 218,462 shares of the Company’s common stock. Additionally, as compensation for entering into the Exchange Agreements, the Company issued 81,500 Series D prepaid warrants to the Private Placement investors for no additional consideration.

The Series C and D Warrants are equity classified pursuant to the warrant agreement provisions that permit holders to obtain a fixed number of shares for a fixed monetary amount. The warrants are standalone equity securities that are transferable without the Company’s consent or knowledge. The warrants expire on the fifth anniversary of the respective issuance dates and are exercisable at a per share exercise price equal to $0.015.

In May and June 2022, the 218,462 Series C prepaid warrants were converted for 218,462 shares of the Company’s common stock for a conversion price of $0.015. Through December 31, 2022, the Company has received payments of $1,336 for these issuances.

In July 2022, the 81,500 Series D prepaid warrants were converted into 81,472 shares of the Company’s common stock for a conversion price of $0.015 through both cash and cashless exercises. Proceeds of $795 were received in conjunction with the cash exercise.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described above in this section of this prospectus.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Listing

Our common stock is quoted on the NASDAQ under the symbol “RELI” and our Series A Warrants under the symbol “RELIW”.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 1700 Palm Beach Lakes Blvd., Suite 820, West Palm Beach, Florida 33401.

EXPERTS

The consolidated financial statements appearing in the Reliance Global Group, Inc.’s Annual Report on Form 10-K/A filed for the year ended December 31, 2022, have been audited by Mazars USA LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http:/www.relianceglobalgroup.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions:

●	our Annual Report and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023 and August 10, 2023, respectively;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the SEC on May 18, 2023 and August 10, 2023, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 3, 2023, January 4, 2023, February 13, 2023, February 16, 2023, February 22, 2023, March 10, 2023, March 14, 2023, March 16, 2023, May 18, 2023, May 24, 2023, July 7, 2023, August 8, 2023, and August 10, 2023;

●	the description of our common stock which is included in our Form 8-A12B filed with the SEC on February 8, 2021, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial Registration Statement of which this prospectus is a part and prior to the effectiveness of the Registration Statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (732) 380-4600 or by writing to us at the following address:

RELIANCE GLOBAL GROUP, INC.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Attn: Chief Financial Officer

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RELIANCE GLOBAL GROUP, INC.

1,166,667 Shares of Common Stock Underlying Series B Warrants for Resale by Selling Securityholders

PROSPECTUS

September 13, 2023

Through and including October 23, 2023 (the 40th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.